UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 0-6050

POWELL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DATE OF REPORT
May 13, 2004
(Date of earliest event reported)

NEVADA	88-0106100

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8550 Mosley Drive, Houston, Texas	77075-1180

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (713) 944-6900

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

          (a) On May 7, 2004, the Audit Committee of the Board of Directors of Powell Industries, Inc. (the “Company”), dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent public accountants.

          Deloitte’s report on the Company’s financial statements for the two fiscal years ended October 31, 2002, and October 31, 2003, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

           During the Company’s two fiscal years ended October 31, 2003, and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports of the Company’s consolidated financial statements for such years. There were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

          The Company provided Deloitte with a copy of the foregoing disclosures. A letter from Deloitte dated May 13, 2004, stating its agreement with these statements is attached as Exhibit 16.1.

          (b) On May 7, 2004, the Audit Committee of the Board of Directors of the Company appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), to serve as the Company’s independent public accountants for the year ending October 31, 2004. In the years ended October 31, 2002 and October 31, 2003, and through the date hereof, the Company did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not Applicable (b) Not Applicable (c) Exhibits

Exhibit No.	Description
16.1	Letter of Deloitte & Touche LLP regarding change in certifying accountant
99.1	Press Release dated May 13, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWELL INDUSTRIES, INC. (Registrant) /s/ DON R. MADISON Don R. Madison Vice President/Treasurer/ Chief Financial Officer Principal Financial and Accounting Officer

Date:   May 13, 2004